UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

Graymark Healthcare, Inc.
 (Exact name of registrant as specified in its charter)

Oklahoma	001-34171	20-0180812
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Park Avenue, Suite 1350 Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 601-5300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders
The 2011 annual meeting of shareholders of Graymark Healthcare, Inc. was held on May 18, 2011. The matters that were voted upon, the number of votes cast for, against or withheld as well as the number of absentions and broker non-votes, as to each such matter, where applicable, are set forth below.
1. Election of Directors.

	Votes For	Votes Withheld	Broker Non-Votes
Stanton Nelson	15,530,822	3,499,867	5,484,966
Joseph Harroz, Jr.	18,988,729	41,960	5,484,966
S. Edward Dakil, M.D.	14,706,712	4,323,977	5,484,966
Steven L. List	18,998,822	31,867	5,484,966
Scott R. Mueller	18,998,822	31,867	5,484,966
All five of the Company’s nominees for director received at least a majority of the votes cash and were duly elected to serve as directors.
2. Votes regarding the ratification of Eide Bailly LLP as our independent registered public accounting firm for 2011 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,462,547	12,630	40,478	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	GRAYMARK HEALHCARE, INC.

Date: May 23, 2011		By: /s/ Stanton Nelson Stanton Nelson Chief Executive Officer